                                                                     Exhibit 4.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GRAHAM CORPORATION

                                   * * * * * *

     FIRST: The name of the Corporation is GRAHAM CORPORATION.

     SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,500,000 shares, of which 500,000 shares shall be shares of Preferred Stock having a par value of $1.00 each (hereinafter called Preferred stock) and 2,000,000 shares shall be shares of Common Stock having a par value of $0.10 each (hereinafter called Common Stock).

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as

Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

          (a) the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or deceased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b) the dividend rate or amount of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

          (c) whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices, and other terms and conditions of such redemption;

          (d) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the purchase or redemption of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

          (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (f) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

          (g) the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation or upon any distributions of its assets; and

          (h) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

     All shares of any one series of preferred Stock shall be identical in all respects except as to the dates from which dividends thereon shall be cumulative. All series of the Preferred Stock shall rank equally and be identical in all respects except as otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock.

     Whenever dividends upon the Preferred Stock at the time outstanding, to the extent of the preference to which such stock is entitled, shall have been paid in full or declared and set apart for payment for all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash, stock, or otherwise, and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the provisions of the resolution or resolutions creating any series of Preferred stock.

     In the event of any liquidation, dissolution, or winding up of the Corporation or upon the distribution of the assets of the Corporation, all assets and funds of the Corporation remaining, after the payment to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled as provided in the resolution or resolutions creating any series thereof, shall be divided and distributed among the holders of the Common Stock ratably, except as may otherwise be provided in any such resolution or resolutions. Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation or a distribution of its assets.

     Except as otherwise required by law or provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Common Stock shall have the exclusive power to vote and shall have one vote in respect of each share of such stock held and the holders of Preferred Stock shall have no voting power whatsoever. Except as otherwise provided in such a resolution or resolutions, the authorized shares of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.

     FIFTH: The name and mailing address of each incorporator is as follows:

        NAME                      MAILING ADDRESS
        ----                      ---------------
Cornelius S. Van Rees   40 Wall Street, New York, NY 10005

Edward A. Bacon, Jr.    40 Wall Street, New York, NY 10005

     SIXTH: Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     SEVENTH: The books of the corporations may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     EIGHTH: Any or all of the Directors may be removed at any time, but only for cause, by the Shareholders at any meeting of Shareholders, called for the purpose, by the affirmative vote of 75% of the shares of the Corporation entitled to vote and, if a corporation, person or other entity owns more than 50% of the shares of the Corporation entitled to vote, by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote and not owned by the majority shareholder.

     NINTH: The percentage of the votes cast at any meeting of shareholders that shall be necessary for the transaction of any business shall be as required by law and by the following provisions, and any purported shareholder action not in compliance herewith and any purported transaction not in compliance herewith, shall be void.

          (a) Except as set forth in paragraph (b) of this Article NINTH:

          (i) any merger or consolidation of the Corporation with or into any other corporation;

          (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity; or

          (iii) the issuance or disposition by the Corporation of any of its securities to any other corporation, person or other entity in exchange for cash, securities or other assets, or a combination thereof shall require the affirmative vote of the holders of

          (iv) 75% of the shares of the Corporation entitled to vote, and

          (v) a majority of the shares of the Corporation entitled to vote which are not owned by such other corporation, person or entity,

if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity which is a party to such transaction is the owner of 5% or more of the shares of the Corporation entitled to vote. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that some lesser percentage may be specified by law or in any agreement with any national securities exchange.

          (b) The provisions of paragraph (a) of this Article NINTH shall not apply to any transaction in which the Corporation and one or more subsidiaries of the Corporation are the only parties, nor to any other transaction described in clauses (i), (ii) or (iii) of paragraph (a) of this Article if

          (i) the Board of Directors of the Corporation shall have approved the transaction between the Corporation and the other corporation, person or entity with whom the transaction is proposed prior to the time such other corporation, person or entity shall have become the owner of 5% of the shares of the Corporation entitled to vote; or

          (ii) the transaction is approved prior to its consummation by the affirmative vote of two-thirds of the Directors who are not involved with or representing the corporation, person or entity with whom the transaction is proposed.

     TENTH: The By-laws of the Corporation may not be amended except (a) by the Board of Directors, (b) by the Shareholders voting upon a proposal recommended by the affirmative vote of 75% of the entire Board of Directors, or (c) by the affirmative vote of (i) the holders of 75% of the shares of the

Corporation entitled to vote and (ii) if any corporation, person, or other entity owns more than 50% of the shares of the Corporation entitled to vote, the holders of a majority of the shares of the Corporation entitled to vote and not owned by the majority shareholder.

     ELEVENTH: Unless recommended to the Shareholders by the affirmative vote of 75% of the entire Board of Directors, the affirmative vote of the holders of 75% of the shares of the Corporation entitled to vote shall be required for any amendment of this Certificate of Incorporation by the Shareholders, and, if a corporation, person or other entity owns more than 50% of the shares of the Corporation entitled to vote, such amendment shall also require the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote and not owned by the majority shareholder.

     TWELFTH:

          (a) The Board of Directors of the Corporation shall have the power and duty to determine, on the basis of information then known to it, (i) whether any corporation, person or other entity owns 5% or more of the shares of the Corporation entitled to vote, or is an "affiliate" or an "associate" (as defined below) of another, (ii) whether any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation, and (iii) whether any approval by Shareholders or Directors of the Corporation, purporting to comply with the requirements of this Certificate of Incorporation, the By-Laws of the Corporation, or applicable law, is substantially consistent with the transaction to which it relates. Any such determination by the Board of Directors shall be conclusive and binding for all purposes of this Certificate of Incorporation.

          (b) For purposes of determining ownership of the Corporation's shares under Articles EIGHTH through TWELFTH of this Certificate of Incorporation,

          (i) a corporation, person or other entity shall be deemed to be the owner of any shares of the Corporation registered in its name on the books of the Corporation and of any shares of the Corporation
               (1) which it has the right to acquire pursuant to any agreements, or upon exercise of conversion rights, warrants or options or otherwise, or (2) which are beneficially owned, directly, or indirectly (including shares deemed owned through application of clause (1) above), by any other corporation, person or other entity (x) with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of the Corporation or (y) which is its "affiliate" or "associate" as those terms were defined in rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934 as in effect on March 25, 1976,

          (ii) "shares of the Corporation entitled to vote" shall mean such shares as are entitled to vote generally in the election of Directors, considered as one class, and

          (iii) the shares of the Corporation entitled to vote shall include any shares deemed owned through the application of clauses (1) and
               (2) of paragraph (i) above but shall not include any other shares that may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants, options, or otherwise.

     THIRTEENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 4th day of March, 1983.

                                        INCORPORATOR:


                                        /s/ Cornelius S. Van Rees
                                        ----------------------------------------
                                        (Signature)
                                        Cornelius S. Van Rees
                                        40 Wall Street
                                        New York, New York 10005


                                        INCORPORATOR:


                                        /s/ Edward A. Bacon, Jr.
                                        ----------------------------------------
                                        (Signature)
                                        Edward A. Bacon, Jr.
                                        40 Wall Street
                                        New York, New York 10005

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

     Graham Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That a meeting of the Board of Directors of Graham Corporation held on March 14, 1986, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing Article 4, paragraph 1 thereof so that, as amended said Article shall be and read as follows:

     "The total number of shares of all classes of stock which the corporation shall have authority to issue is 3,500,000 shares, of which 500,000 shares shall be shares of Preferred Stock having a par value of $1.00 each (hereinafter called Preferred Stock) and 3,000,000 shares shall be shares of Common Stock having a par value of $0.10 each (hereinafter called Common Stock)."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held on May 27, 1986, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Graham Corporation has caused this certificate to be signed by Frederick D. Berkeley its Chairman of the Board of Directors, and attested by Cornelius S. Van Rees, its Secretary, this 1st day of July, 1986.


                                        By: /s/ Frederick D. Berkeley
                                            ------------------------------------
                                            Chairman of the Board of Directors


ATTEST:


By: /s/ Cornelius S. Van Rees
    ---------------------------------
    Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

     Graham Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That a meeting of the Board of Directors of Graham Corporation held on February 26, 1987, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by adding an Article Fourteen, said Article to be as follows:

     "FOURTEENTH

     Section 1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     Section 2. A director or officer of this corporation shall be indemnified by the corporation against any liabilities incurred in his capacity as a director or officer, such indemnification to include payment by the corporation of expenses incurred in defending a proceeding in advance of its final disposition, to the fullest extent permitted by the Delaware General Corporation Law or as may be provided by written agreement with the corporation.

     The right to indemnification conferred in this Section, including the payment of expenses incurred in defending a proceeding in advance of its final disposition, shall not be exclusive of any other right which a director or officer may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held on June 29, 1987, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Graham Corporation has caused this certificate to be signed by Frederick D. Berkeley, its Chairman of the Board of Directors, and attested by Cornelius S. Van Rees, its Secretary, this 20th day of July, 1987.

                                        GRAHAM CORPORATION


                                        By /s/ Frederick D. Berkeley
                                           -------------------------------------
                                           Frederick D. Berkeley
                                           Chairman of the Board of Directors


ATTEST:


By: /s/ Cornelius S. Van Rees
    ---------------------------------
    Cornelius S. Van Rees
    Secretary

                       CERTIFICATE FOR RENEWAL AND REVIVAL

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GRAHAM CORPORATION

                                    * * * * *

     GRAHAM CORPORATION, a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 7th day of March, 1983, the Certificate of Incorporation of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

          1. The name of this corporation is GRAHAM CORPORATION

          2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

          3. The date when the restoration, renewal, and revival of the Certificate of Incorporation of this company is to commence is the 29th day of February, 1988, same being prior to the date of the expiration of the Certificate of Incorporation. This renewal and revival of the Certificate of Incorporation of this corporation is to be perpetual.

          4. This corporation was duly organized under the Laws of the State of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1988, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, said GRAHAM CORPORATION, in compliance with Section 312 of Title 8 of the Delaware Code, has caused this Certificate to be signed by Alvin L. Snyder, its last and acting Vice President, and attested by Cornelius
S. Van Rees, its last and acting Secretary, this thirtieth day of August, 1988.

                                        GRAHAM CORPORATION


                                        By /s/ Alvin L. Snyder
                                           -------------------------------------
                                           Its Last and Acting
                                           Vice President


ATTEST:


By: /s/ Cornelius S. Van Rees
    ---------------------------------
    Its Last and Acting
    Secretary

                            CERTIFICATE OF AMENDMENT

                   OF RESTATED CERTIFICATE OF INCORPORATION OF

                               GRAHAM CORPORATION

                                   ----------

     Graham Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That a meeting of the Board of Directors of Graham Corporation held on February 23, 1990, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing Article 4, paragraph 1 thereof so that, as amended said Article shall be and read as follows:

     "The total number of shares of all classes of stock which the corporation shall have authority to issue is 6,500,000 shares, of which 500,000 shares shall be shares of Preferred Stock having a par value of $1.00 each (hereafter called Preferred Stock) and 6,000,000 shares shall be shares of Common Stock having a par value of $0.10 each (hereinafter called Common Stock)."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held on May 17, 1990 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Graham Corporation has caused this certificate to be signed by Frederick D. Berkeley, its Chairman of the Board of Directors, and attested by Cornelius S. Van Rees, its Secretary, this 17th day of May, 1990.

                                        GRAHAM CORPORATION


                                        By /s/ Frederick D. Berkeley
                                           -------------------------------------
                                           Frederick D. Berkeley
                                           Chairman of the Board of Directors


ATTEST:


By: /s/ Cornelius S. Van Rees
    ---------------------------------
    Secretary

                              CERTIFICATE OF MERGER

                                       OF

                         GRAHAM MANUFACTURING CO., INC.

                                      INTO

                               GRAHAM CORPORATION

The undersigned corporation DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME                             STATE OF INCORPORATION
----                             ----------------------
GRAHAM MANUFACTURING CO., INC.   New York

GRAHAM CORPORATION               Delaware

     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is GRAHAM CORPORATION, a Delaware corporation.

     FOURTH: That the Certification of Incorporation of GRAHAM CORPORATION, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 20 Florence Avenue, Batavia, New York 14020.

     SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                               PAR VALUE PER SHARE OR
                                                             STATEMENT THAT SHARES ARE
          CORPORATION             CLASS   NUMBER OF SHARES       WITHOUT PAR VALUE
          -----------            ------   ----------------   -------------------------
Graham Manufacturing Co., Inc.   Common         1,000                  $0.10

     EIGHTH: That this Certificate of Merger shall be effective on January
1,1999.

Dated: December 22, 1998

                                        GRAHAM CORPORATION


                                        By /s/ A. Cadena
                                           -------------------------------------
                                           A. Cadena
                                           President & Chief Executive Officer

         CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A
           JUNIOR PARTICIPATING PREFERRED STOCK OF GRAHAM CORPORATION

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware

     We, Alvaro Cadena, and Cornelius S. Van Rees, being the President and Chief Executive Officer and the Secretary, respectively, of GRAHAM CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), in accordance with the provisions of Sections 103 and 151 thereof, DO HEREBY CERTIFY:

     That, pursuant to the authority conferred upon the board of directors of the Corporation (the "BOARD") by the Certificate of Incorporation of the Corporation, the Board at a meeting duly called and held on July 27, 2000, at which a quorum was present and acting throughout, duly adopted the following resolution creating a series of sixty thousand (60,000) shares of Preferred Stock, par value ONE DOLLAR ($1.00) per share, designated "Series A Junior Participating Preferred Stock":

          RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of its Certificate of Incorporation, a series of preferred stock of the Corporation to be designated "Series A Junior Participating Preferred Stock," par value ONE DOLLAR ($1.00) per share (the "PREFERRED STOCK"), be, and it hereby is, created, the designations and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, to be as follows:

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     SECTION 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," par value ONE DOLLAR ($1.00) per share, and the number of shares constituting such series shall be sixty thousand (60,000). Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock.

     SECTION 2. Dividends and Distributions.

     (a) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock, par value TEN CENTS ($0.10) per share (the "COMMON Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year

(each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) ONE DOLLAR ($1.00) or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) of this
Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of ONE DOLLAR ($1.00) per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which ease dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

     SECTION 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided herein, in any other resolution creating a series of preferred stock or any similar stock, in any amendment to the Certificate of Incorporation of the Corporation or bylaw, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     SECTION 4. Certain Restrictions.

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     SECTION 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in a resolution of the Board, in the Certificate of Incorporation of the Corporation, or in any other Certificate of Amendment creating a series of preferred stock or any similar stock or as otherwise required by law.

     SECTION 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received the greater of (i) ONE HUNDRED DOLLARS ($100.00) per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except distributions made ratably on the Series A Junior Participating Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable, except as otherwise provided herein.

     SECTION 9. Rank. The Series A Junior Participating Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation's preferred stock.

     SECTION 10. Amendment. At any time that any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner, nor shall the Board take any action, which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least three-fourths (3/4) of the outstanding shares of Series A Junior Participating Preferred Stock, voting together as a single class.

     SECTION 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, Graham Corporation has caused this certificate to be executed by its President and Chief Executive Officer and by its Secretary this 29th day of August, 2000.

                                    GRAHAM CORPORATION


                                    By: /s/ Alvaro Cadena
                                        ----------------------------------------
                                    Name: Alvaro Cadena
                                    Title: President and Chief Executive Officer


                                    By: /s/ Cornelius S. Van Rees
                                        ----------------------------------------
                                    Name: Cornelius S. Van Rees
                                    Title: Secretary